Exhibit 10.1
Extension Letter
To:	the Addressees listed in Schedule 2
11 May 2009
Dear Sirs
Facility Agreement dated 18 May 2004 relating to the financing of certain Airbus aircraft
1.	We refer to an aircraft facility agreement dated 18 May 2004 (as amended from time to time) between the banks and financial institutions named therein (as lenders), Bank of Scotland plc, London Branch (as lead manager, security trustee and agent), Bank of Scotland plc, Frankfurt Branch (as lead manager), Bank of Scotland plc, Paris Branch (as lead manager), Whitney Leasing Limited (as borrower), Aircraft SPC-12, Inc. (as borrower parent) and International Lease Finance Corporation (as guarantor and subordinated lender) (the “Facility Agreement”).

2.	Save as otherwise provided herein, words and expressions used in this extension letter shall have the same meaning ascribed to them in the Facility Agreement.

3.	The Borrower, the Borrower Parent and the Guarantor have requested that the Availability Period be extended and that certain further amendments (as more particularly described below) are made to the terms of the Facility Agreement. The Agent (for and on behalf of itself and the Lenders), the Security Trustee, the Lead Managers and the Original Lender will consent to this request upon and subject to the terms of this extension letter.

4.	Each of the parties hereto hereby agrees that with effect from the date hereof:
(a)	the Availability Period is extended to cover the period up to and including 30 June 2010; and

(b)	Clause 2.1 (as previously amended) shall be further amended by deleting the existing sub-paragraph (z) contained therein (which reads “(z) three billion six hundred and forty three million, six hundred and sixty thousand Dollars (US$3,643,660,000.00)”) and replacing the same with a new sub-paragraph (z) reading as follows:

“..(z) four billion, six hundred and forty three million, six hundred and sixty thousand Dollars (US$4,643,660,000.00); and..”

(c)	the list of Eligible Aircraft set out in Schedule 5 Part A of the Facility Agreement shall be replaced by the list of aircraft set out in Schedule 1 hereto. All references to ‘Eligible Aircraft’ in the Facility Agreement shall henceforth be treated as a reference to Schedule 1 hereto and the Facility Agreement shall be read and construed accordingly;
5.	Each of the Borrower, the Borrower Parent and the Guarantor hereby repeats the representations and warranties set out in Clause 6.1 and Clause 6.2 of the Facility Agreement, to the extent relevant to each party.

6.	Save as specified herein, the terms and conditions of the Facility Agreement shall continue in full force and effect.

7.	A person who is not a party to this extension letter shall have no rights under the Contracts (Rights of Third Parties) Act 1999.

8.	This extension letter shall be governed by and construed in accordance with English law.

9.	The provisions of Clause 23.2 to Clause 23.6 inclusive of the Facility Agreement are hereby incorporated into this extension letter mutatis mutandis, with all references therein to ‘this Agreement’ being treated as a reference to this extension letter.
Yours faithfully

/s/ Pamela S. Hendry
WHITNEY LEASING LIMITED

/s/ Pamela S. Hendry
AIRCRAFT SPC-12, INC.

/s/ Pamela S. Hendry
INTERNATIONAL LEASE FINANCE CORPORATION

We hereby agree, acknowledge and consent to the terms of this extension letter
The Agent

/s/ Mike Gear
BANK OF SCOTLAND PLC

The Security Trustee

/s/ Mike Gear
BANK OF SCOTLAND PLC

The British Lead Manager

/s/ Mike Gear
BANK OF SCOTLAND PLC, LONDON BRANCH

The French Lead Manager

/s/ Mike Gear
BANK OF SCOTLAND PLC, PARIS BRANCH

The German Lead Manager

/s/ Mike Gear
BANK OF SCOTLAND PLC, FRANKFURT BRANCH
The Original Lender

/s/ Mike Gear
BANK OF SCOTLAND PLC

SCHEDULE 1
Details of Proposed Aircraft and Proposed Aircraft Delivery Schedule

		DELIVERY	ENGINE
NO.	MODEL	DATE	MODEL	OPERATOR
1	A320-214	7-May-09	CFM56-5B4/3	*

2	A319-100	11-May-09	V2527M-A5	*

3	A320-214	14-May-09	CFM56-5B4/3	*

4	A320-200	19-May-09	CFM56-5B4/3	*

5	A319-132	20-May-09	V2524-A5	*

6	A330-243	26-May-09	TRENT 772B-60	*

7	A321-211	29-May-09	CFM56-5B3/3	*

8	A321-231	30-Jun-09	V2533-A5	*

9	A321-231	1-Jul-09	V2533-A5	*

10	A330-243	1-Jul-09	TRENT 772C-60	*

11	A320-200	1-Nov-09	CFM56-5B4/3	*

12	A321-231	1-Nov-09	V2533-A5	*

13.	A321-200	1-Dec-09	V2533-A5	*

14	A319-100	1-Apr-10	CFM56-5B6/3	*

15.	A320-200	1-May-10	CFM56-5B4/3	*

16.	A321-200	1-May-10	V2533-A5	*

17	A321-200	1-May-10	CFM56-5B4/3	*

18	A321-200	1-Jun-10	CFM56-5B4/3	*

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 2
Addressees
1	Bank of Scotland plc (acting in its capacity as Agent for and on behalf of the Lenders (each as defined in the Facility Agreement),

2	Bank of Scotland plc (acting in its capacity as Security Trustee for and on behalf of itself, the Lead Managers and the Lenders (each as defined in the Facility Agreement),

3	Bank of Scotland plc, London Branch (acting in its capacity as British Lead Manager (as defined in the Facility Agreement),

4	Bank of Scotland plc, Paris Branch (acting in its capacity as French Lead Manager (as defined in the Facility Agreement),

5	Bank of Scotland plc, Frankfurt Branch (acting in its capacity as German Lead Manager (as defined in the Facility Agreement), and

6	Bank of Scotland plc (acting in its capacity as Original Lender (as defined in the Facility Agreement)